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                                                                      EXHIBIT 23




                         CONSENT OF INDEPENDENT AUDITORS

      We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-80370) and (Form S-8 No. 33-92252) pertaining to the Stock Option Plan of Norton McNaughton, Inc. and the Employee Stock Purchase Plan of Norton McNaughton, Inc. of our report dated December 16, 1996, with respect to the consolidated financial statements and schedule of Norton McNaughton, Inc. included in this Annual Report (Form 10-K) for the year ended November 2, 1996.








                                       ERNST & YOUNG LLP



New York, New York
January 27, 1997